Exhibit 99-1

Certification by the

Chairman of the Board and Chief Executive Officer

and the Group Vice President – Chief Financial Officer

of The Clorox Company

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of The Clorox Company (the "Company") on Form 10-Q for the fiscal quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on May 9, 2003 (the "Report"), we, G. Craig Sullivan, Chairman of the Board and Chief Executive Officer and Karen Rose, Group Vice President - Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that we have reviewed the Report and, based on our knowledge,

                  (1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                  (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated this 9th day of May, 2003

  /s/  G. CRAIG SULLIVAN                                        /s/  KAREN ROSE

G. Craig Sullivan                                                       Karen Rose

Chairman of the Board and                                      Group Vice President – Chief Financial Officer

Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.